UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2011

NICOR INC.
 (Exact name of registrant as specified in its charter)

Illinois	1-7297	36-2855175
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1844 Ferry Road
Naperville, Illinois 60563-9600
 (Address of principal executive offices) (Zip Code)

(630) 305-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  [  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  [  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  [  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  [  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04             Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On October 24, 2011 Nicor Inc. (“Nicor”) sent a notice to its directors and executive officers informing them of a black out period that is being imposed on the Nicor Companies Savings Investment Plan, the Nicor Gas Thrift Plan and the Birdsall, Inc. Retirement Savings Plan (collectively the “401(k) Plans”) pursuant to which participants will be unable to direct or diversify investments, in or out of Nicor common stock held in the 401(k) Plans, (“401(k) Plan blackout period”). The 401(k) Plan blackout period is necessary for the 401(k) Plans’ trustee to process and implement the conversion of Nicor common stock held by the 401(k) Plans in connection with the proposed merger of Nicor with AGL Resources, Inc. (the “Merger”).  Nicor executive officers and directors were informed that the 401(k) Plan blackout period is not known at this time, but it will commence at 12 p.m. central time, on the trading date immediately before the Merger closing date.Since the 401(k) Plan blackout period may last for more than three business days, there must be a corresponding blackout period applicable to directors and executive officers of Nicor.  Pursuant to the requirements of Section 306 of the Sarbanes-Oxley Act of 2002, during this corresponding trading blackout period, Nicor directors and executive officers will be generally prohibited from engaging in transactions involving Nicor common shares and related equity securities acquired in connection with their service to Nicor and its affiliates. A copy of the trading blackout notice to Nicor's directors and executive officers, which includes the information specified in Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits

99.1	Important Notice Concerning Limitations on Your Trading in Nicor Inc. Securities During Special Blackout Period, dated October 24, 2011

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nicor Inc.

Date	October 24, 2011	/s/ Paul C. Gracy, Jr.
Paul C. Gracey, Jr.
Senior Vice President, General
Counsel and Secretary

Exhibit Index

Exhibit Number	Description of Documents

99.1	Important Notice Concerning Limitations on Your Trading in Nicor Inc. Securities During Special Blackout Period, dated October 24, 2011.